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PCM Fund, Inc. (“PCM”)

PIMCO Corporate & Income Strategy Fund (“PCN”)

PIMCO Corporate & Income Opportunity Fund (“PTY”)

PIMCO Income Opportunity Fund (“PKO”)

PIMCO Dynamic Credit and Mortgage Income Fund (“PCI”)

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NEWS RELEASE

For information on PIMCO Closed-End Funds:

Financial Advisors: (800) 628-1237

Shareholders: (844) 337-4626 or (844) 33-PIMCO

PIMCO Media Relations: (212) 597-1054

For information on the annual shareholder meeting:

(877) 732-3620

5 PIMCO CLOSED-END FUNDS ANNOUNCE CHANGES TO

TIME AND LOCATION OF JOINT ANNUAL MEETING OF SHAREHOLDERS

NEW YORK, NY, April 13, 2020 – The following PIMCO closed-end funds (each, a “Fund” and collectively, the “Funds”) today announced changes to the time and location of the Funds’ upcoming Joint Annual Meeting of Shareholders (the “Meeting”):

PCM Fund, Inc. (NYSE: PCM)

PIMCO Corporate & Income Strategy Fund (NYSE: PCN)

PIMCO Corporate & Income Opportunity Fund (NYSE: PTY)

PIMCO Income Opportunity Fund (NYSE: PKO)

PIMCO Dynamic Credit and Mortgage Income Fund (NYSE: PCI)

The Meeting had originally been scheduled to take place at the offices of Pacific Investment Management Company LLC (“PIMCO”) at 1633 Broadway, between West 50th and West 51st Streets, 42nd Floor, New York, New York 10019, on Monday, April 27, 2020 at 10:00 A.M., Eastern Time.  The Meeting is now scheduled to take place at the offices of PIMCO at 650 Newport Center Drive, Newport Beach, California 92660 on Monday, April 27, 2020 at 8:00 A.M., Pacific Time.

The record date for the determination of shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournment(s) or postponement(s) thereof remains February 26, 2020.

In connection with the Meeting, the Funds have filed a joint definitive proxy statement with the Securities and Exchange Commission (the “SEC”).  Shareholders are advised to read the Funds’ proxy statement because it contains important information.  The proxy statement and other documents filed by the Funds are available for free on the SEC website, www.sec.gov.  Copies of the proxy statement have been mailed to each shareholder of record as of the record date for the Meeting.  Please call (877) 732-3620 for information on how to attend the Meeting and vote in person or for information or assistance regarding how to vote by telephone, mail or by internet.

About PIMCO

PIMCO is one of the world’s premier fixed income investment managers.  With our launch in 1971 in Newport Beach, California, PIMCO introduced investors to a total return approach to fixed income investing.  In the 45+ years since, we have continued to bring innovation and expertise to our partnership with clients seeking the best investment solutions.  Today we have offices across the globe and 2,850+ professionals united by a single purpose: creating opportunities for investors in every environment.  PIMCO is owned by Allianz S.E., a leading global diversified financial services provider.

Except for the historical information and discussions contained herein, statements contained in this news release constitute forward-looking statements.  These statements may involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the performance of financial markets, the investment performance of PIMCO's sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions and government regulations, including changes in tax laws.  Readers should carefully consider such factors.  Further, such forward-looking statements speak only on the date at which such statements are made.  PIMCO undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

This material has been distributed for informational purposes only and should not be considered as investment advice or a recommendation of any particular security, strategy or investment product.  No part of this material may be reproduced in any form, or referred to in any other publication, without express written permission.  PIMCO is a trademark of Allianz Asset Management of America L.P. in the United States and throughout the world.  ©2020, PIMCO.